Exhibit 1A-4

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATUTES OR REGULATIONS OF NON-U.S. JURISDICTIONS OR ANY STATE SECURITIES OR BLUE SKY LAWS, AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND APPLICABLE STATE SECURITIES OR BLUE SKY LAWS. ALTHOUGH AN OFFERING CIRCULAR ON FORM 1-A FOR A TIER II OFFERING HAS BEEN FILED AND QUALIFIED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC"), THAT OFFERING STATEMENT DOES NOT INCLUDE THE SAME INFORMATION THAT WOULD BE INCLUDED IN A REGISTRATION STATEMENT UNDER THE ACT.

SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (this "**Subscription Agreement**") is made as of ____________, 2022, by and between ____________________________ (the "**Subscriber**"), and Kolaboration Ventures Corporation, a Wyoming corporation (the "**Corporation**").

RECITALS:

WHEREAS, subject to the terms and conditions of this Agreement, the Subscriber wishes to irrevocably subscribe for and purchase (subject to acceptance of such subscription by the Corporation) certain Common Shares (the "Shares") of the Corporation, offered pursuant to that certain Offering Circular, incorporated into the Corporation's Form 1-A, filed and qualified with the SEC effective [________ __, 2022] (the "**Offering Circular**") of the Corporation; and

WHEREAS, the Offering will terminate on the first to occur of: (i) the date on which the Maximum Offering is completed; or (ii) one year after the date of the Offering Circular. Notwithstanding, the Corporation may extend the Offering by an additional 90 days or terminate the Offering at any time.

NOW, THEREFORE, in consideration of the foregoing premises, the respective representations, warranties, covenants, and agreements contained herein and in the Offering Circular filed contemporaneously with the Securities and Exchange Commission (the "**SEC**"), and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Subscription Agreement, intending to be legally bound, hereby agree as follows:

1. Subscription. Subject to the express terms and conditions of this Agreement, the Subscriber hereby tenders this subscription and applies to purchase the number of Common Shares ("**Shares**") in the Corporation indicated below, pursuant to the terms of this Subscription Agreement. The purchase price of each Share $1.25 per Share, with a minimum individual investment of $1,000.00 payable in full upon subscription.

(a) The Subscriber understands that the Shares are being offered pursuant to the Offering Circular filed with the SEC and its exhibits (the "**Offering Circular**").

(b) The Offering of the Common Shares is described in the Offering Circular, which is available at [insert website] as well as on the EDGAR website of the SEC. While they are subject to change, the Corporation advises the Subscriber to print and retain a copy of these documents for the Subscriber's records.

(c) In connection with this subscription, the Subscriber represents and warrants that the personal, business and financial information provided to the Corporation along with this Subscription Agreement or through any online website, is complete and accurate, and presents a true statement of the Subscriber's financial condition. The Subscriber further sets forth statements upon which reliance can be made to determine the suitability of the Subscriber to purchase the Shares.

(d) The Corporation has the right to reject this Subscription in whole or in part for any reason. The Subscriber may not cancel, terminate or revoke this Agreement, which, in the case of an individual, shall survive the Subscriber's death or disability and shall be binding upon the Subscriber and the Subscriber's heirs, trustees, beneficiaries, executors, personal or legal administrators or representatives, successors, transferees and assigns.

(e) Once the Subscriber makes a funding commitment to purchase Common Shares, such commitment shall be irrevocable until the Shares are issued, the Purchase is rejected by the Corporation, or the Corporation otherwise determines not to consummate the transactions contemplated by this Agreement.

(f) By signing below, the Subscriber agrees to the following terms and consents to receive communications relating to the Shares electronically from the Corporation.

2. Payment and Purchase Procedure. The Purchase Price shall be paid simultaneously with Subscriber's subscription. Subscriber shall deliver payment for the aggregate purchase price of the Shares by ACH deposit or by wire transfer to an account designated by the Corporation. The Subscriber acknowledges that, in order to subscribe for Shares, he must fully comply with the purchase procedure requirements set forth in *Section 10* below.

(a) If the Corporation returns the Subscriber's Purchase Price to the Subscriber, the Corporation will not owe or pay any interest to the Subscriber.

(b) If this Subscription is accepted by the Corporation, the Subscriber agrees to comply fully with the terms of this Agreement, the Common Shares and all other applicable documents or instruments of the Corporation. The Subscriber further agrees to execute any other necessary documents or instruments in connection with this Subscription and the Subscriber's purchase of the Shares.

(c) In the event that this Subscription is rejected in full or the offering is terminated, payment made by the Subscriber for the Shares will be refunded to the Subscriber without interest and without deduction, and all of the obligations of the Subscriber hereunder shall terminate. To the extent that this Subscription is rejected in part, the Corporation shall refund to the Subscriber any payment made by the Subscriber to the Corporation with respect to the rejected portion of this Subscription without interest and without deduction, and all of the obligations of Subscriber hereunder shall remain in full force and effect except for those obligations with respect to the rejected portion of this Subscription, which shall terminate.

3. Representations and Warranties of the Corporation. The Corporation represents and warrants to Subscriber that the following representations and warranties are true and complete in all material respects as of the date of each Closing:

(a) The Corporation is a corporation duly formed, validly existing and in good standing under the Wyoming Business Corporations Act (the "**WBCA**"). The Corporation has all requisite power and authority to own and operate its properties and assets, to execute and deliver this Subscription Agreement, the Shares and any other agreements or instruments required hereunder.

(b) The issuance, sale and delivery of the Shares in accordance with this Subscription Agreement have been duly authorized by all necessary corporate action on the part of the Corporation. The Shares, when issued, sold and delivered against payment therefor in accordance with the provisions of this Subscription Agreement, will be duly and validly issued, fully paid and non-assessable;

(c) The acceptance by the Corporation of this Subscription Agreement and the consummation of the transactions contemplated hereby are within the Corporation's powers and have been duly authorized by all necessary corporate action on the part of the Corporation. Upon the Corporation's acceptance of this Subscription Agreement, this Subscription Agreement shall constitute a valid and binding agreement of the Corporation, enforceable against the Corporation in accordance with its terms, except (i) as limited by applicable bankruptcy,

insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies and (iii) with respect to provisions relating to indemnification and contribution, as limited by the Corporation's articles of incorporation, bylaws and the WBCA in general.

4. Representations, Warranties and Agreements of Subscriber. In connection with the issuance of securities hereunder, Subscriber hereby makes the following representations, warranties and agreements and confirms the following understandings:

(a) The information that the Subscriber has furnished herein, including, without limitation, the information furnished by the Subscriber to the Corporation regarding whether the Subscriber qualifies as (i) an "accredited investor" as that term is defined in Rule 501 under Regulation D ("**Regulation D**") promulgated under the U.S. Securities Act of 1933, as amended (the "Act"), which definition is set forth on Annex II attached hereto, and/or (ii) a "qualified purchaser" as that term is defined in Regulation A promulgated under the Act, is correct and complete as of the date of this Agreement and will be correct and complete on the date, if any, that the Corporation accepts this Subscription. Further, the Subscriber shall immediately notify the Corporation of any change in any statement made herein prior to the Subscriber's receipt of the Corporation's acceptance of this Subscription, including, without limitation, the Subscriber's status as an "accredited investor" and/or "qualified purchaser." The representations and warranties made by the Subscriber may be fully relied upon by the Corporation and by any investigating party relying on them.

(b) The Subscriber (i) is an "accredited investor" as that term is defined in Rule 501 under Regulation D, which definition is set forth on Annex II attached hereto, or (ii) if the Subscriber is not an "accredited investor" as that term is defined in Rule 501 under Regulation D, the amount of Shares being purchased by the Subscriber does not exceed 10% of the greater of the Subscriber's annual income or net worth (for natural persons), or 10% of the greater of the Subscriber's annual revenue or net assets at fiscal year-end (for non-natural persons). The Subscriber agrees to provide to the Corporation any additional documentation the Corporation may reasonably request, including, in addition to the Investor Questionnaire any other documentation as may be required by the Corporation to form a reasonable basis that the Subscriber qualifies as an "accredited investor" as that term is defined in Rule 501 under Regulation D promulgated under the Act.

(c) The Subscriber has received a copy of the Offering Circular, has been given the opportunity to read and review it carefully, and has had an opportunity to question representatives of the Corporation and obtain such additional information concerning the Corporation as the Subscriber requested. All questions of the Subscriber have been satisfactorily answered prior to making this investment.

(d) The Subscriber has sufficient experience in financial and business matters to be capable of utilizing such information to evaluate the merits and risks of the Subscriber's investment, and to make an informed decision relating thereto; or the Subscriber has utilized the services of his, her or its financial advisor or other investment representative and together they have sufficient experience in financial and business matters that they are capable of utilizing such information to evaluate the merits and risks of the Subscriber's investment, and to make an informed decision relating thereto.

(e) The Subscriber has evaluated the risks of this investment in the Corporation, including those risks particularly described in the Offering Circular, and has determined that the investment is suitable for him, her or it. The Subscriber has adequate financial resources for an investment of this character, and at this time could bear a complete loss of his investment. The Subscriber understands that any projections or other forward-looking statements that were made in the Offering Circular are mere estimates and may not reflect the actual results of the Corporation's operations. The Subscriber understands that the Use of Proceeds in the Offering Circular are estimates, are not binding, and are subject to the Corporation's discretion, and may not reflect the actual use of proceeds by the Corporation of the funds they receive from this offering and from your investment.

(f) The Subscriber understands that the Shares are not being registered under the Securities Act of 1933, as amended (the "**Securities Act**") on the ground that the issuance thereof is exempt under Regulation A of

Section 3(b) of the Securities Act, and that reliance on such exemption is predicated in part on the truth and accuracy of the Subscriber's representations and warranties, and those of the other purchasers of Shares.

(g) The Subscriber understands that the Shares are not being registered under the securities laws of certain states on the basis that the issuance thereof is exempt as an offer and sale not involving a registerable public offering in such state, since the Shares are "covered securities" under the National Securities Market Improvement Act of 1996 ("**NSMIA**"). The Subscriber understands that reliance on such exemptions is predicated in part on the truth and accuracy of the Subscriber's representations and warranties and those of other purchasers of Shares. The Subscriber covenants not to sell, transfer or otherwise dispose of any of the Shares unless such Shares have been registered under the applicable state securities laws, or an exemption from state registration is available.

(h) The Subscriber has no need for any liquidity in this investment and is able to bear the economic risk of his investment for an indefinite period of time. The Subscriber has been advised and is aware that: (a) there is no public market for the Shares and a public market for the Shares may not develop; (b) it may not be possible to liquidate the investment readily; and (c) the Shares have not been registered under the Securities Act of 1933 and applicable state law and an exemption from registration for resale may not be available.

(i) All contacts and contracts between the Subscriber and the Corporation regarding the offer and sale to him or her of Shares have been made within the state indicated below subscriber's signature on the signature page of this Subscription Agreement and the Subscriber is a resident of such state.

(j) The Subscriber has relied solely upon the Offering Circular, other material provided by the Corporation and independent investigations made by him or her or his or her representatives and advisors with respect to the Shares subscribed for herein, and no oral or written representations beyond the Offering Circular and other material provided by the Corporation have been made to the Subscriber or relied upon by the Subscriber by the Corporation, its representatives or assigns, or any other person or entity.

(k) The Subscriber agrees not to transfer or assign this subscription or any interest therein.

(l) The Subscriber hereby acknowledges and agrees that, except as may be specifically provided herein, the Subscriber is not entitled to withdraw, terminate or revoke this subscription.

(m) If the Subscriber is a partnership, corporation, limited liability company or trust, it has been duly formed, is validly existing, has full power and authority to make this investment, and has not been formed for the specific purpose of investing in the Shares.

(n) The Subscriber meets any additional suitability standards and/or financial requirements that may be required in the jurisdiction in which he or she resides, or is purchasing in a fiduciary capacity for a person or account meeting such suitability standards and/or financial requirements, and is not a minor. The Subscriber has received a copy of the Offering Circular, has been given the opportunity to read the section of the Offering Circular entitled "*Investor Eligibility Standards*" and hereby agrees to comply with all requirements of the USA PATRIOT Act and all other know-your-customer and anti-money-laundering laws and regulations.

(o) The Subscriber consents to, and agrees to be bound by all the terms of the Bylaws of the Corporation, including but not limited to, any restrictions on voting rights and/or any transfer restrictions contained in said Bylaws.

(p) The Subscriber's knowledge and experience in financial and business matters are such that it is capable of evaluating the risks of making the investment contemplated hereby, including the risks regarding Federal Cannabis Laws, as described in Section 9 hereof, and the risk associated with the regulatory oversight of the Act and the Regulator, as described in Section 8 hereof.

(q) The Subscriber acknowledges and agrees that any share certificate or, in the case of uncertified securities, any notice of issuance, for the Shares shall bear the following legends with the necessary

information inserted (as well as any legends required by the Corporation or applicable state or federal corporate and securities laws):

> THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OR ANY STATE OR FOREIGN SECURITIES LAW (THE "**ACTS**") AND MAY NOT BE TRANSFERRED BY THE HOLDER EXCEPT (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S ("**REGULATION S**") UNDER THE SECURITIES ACT, (C) WITHIN THE UNITED STATES IN ACCORDANCE WITH (1) RULE 144A UNDER THE SECURITIES ACT, OR (2) RULE 144 UNDER THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS OR (D) IN ANOTHER TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS.

(r) This Subscription Agreement and all other documents executed in connection with this subscription for Shares are valid, binding and enforceable agreements of the Subscriber.

5. Foreign Investors. If the Subscriber is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), the Subscriber hereby represents that he or she has satisfied himself or herself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Shares or any use of this Subscription Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Shares, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Shares. The Subscriber's subscription and payment for and continued beneficial ownership of the Shares will not violate any applicable securities or other laws of the Subscriber's jurisdiction.

6. Valuation. The Subscriber acknowledges that the price of the Shares was set by the Corporation on the basis of the Corporation's internal valuation and no warranties are made as to value. The Subscriber further acknowledges that future offerings of securities by the Corporation may be made at lower valuations, with the result that the Subscriber's investment will bear a lower valuation.

7. Indemnification. The representations, warranties and covenants made by Subscriber herein shall survive the closing of this Subscription Agreement. Subscriber agrees to indemnify and hold harmless the Corporation and its respective officers, directors and affiliates, and each other person, if any, who controls the Corporation within the meaning of Section 15 of the Securities Act against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all reasonable attorneys' fees, including attorneys' fees on appeal) and expenses reasonably incurred in investigating, preparing or defending against any false representation or warranty or breach of failure by Subscriber to comply with any covenant or agreement made by Subscriber herein or in any other document furnished by Subscriber to any of the foregoing in connection with this transaction.

8. Regulatory Compliance. This Subscription Agreement is subject to strict requirements for ongoing regulatory compliance by the parties hereto, including, without limitation, requirements that the parties take no action in violation of the Medicinal and Adult-Use Marijuana Regulation and Safety Act, or MAUCRSA, and any successor or replacement thereto, (the "**Act**") or the guidance or instruction of the Bureau of Cannabis Control or BCC, the California Department of Food and Agriculture, or CDFA and the California Department of Public Health or CDPH (BCC, CDFA and CDPH collectively referred to herein at the "**Regulator**"). The parties acknowledge and understand that the Act and/or the requirements of the Regulator are subject to change and are evolving as the marketplace for state-compliant cannabis businesses continues to evolve. If necessary or desirable to comply with the requirements of the Act and/or the Regulator, the parties hereby agree to (and to cause their respective affiliates and related parties and representatives to) use their respective commercially reasonable efforts to take all actions reasonably requested to ensure compliance with the Act and/or the Regulator, including, without limitation, negotiating in good faith to amend, restate, amend and restate, supplement, or otherwise modify this Subscription Agreement to reflect terms that most closely approximate the parties original intentions but are responsive to and

compliant with the requirements of the Act and/or the Regulator. In furtherance, not limitation of the foregoing, the parties further agree to cooperate with the Regulator to promptly respond to any informational requests, supplemental disclosure requirements, or other correspondence from the Regulator and, to the extent permitted by the Regulator, keep all other parties hereto fully and promptly informed as to any such requests, requirements, or correspondence.

9. Governing Law. This Subscription Agreement will be governed by and construed in accordance with the laws of the State of California. The exclusive venue for any legal action under this Agreement will be in the proper forum in the State of California. This clause does not apply to claims brought to enforce any duty or liability created by the Securities Act or the Securities Exchange Act of 1934 ("**Exchange Act**", or the rules and regulations thereunder.

10. Additional Disclaimers. The parties hereto agree and acknowledge that no party makes, will make, or shall be deemed to make or have made any representation or warranty of any kind regarding the compliance of this Subscription Agreement with any Federal Cannabis Laws of the United States. No party hereto shall have any right of rescission or amendment arising out of or relating to any non-compliance with Federal Cannabis Laws unless such non-compliance also constitutes a violation of applicable state law as determined in accordance with the Securities Act or by the appropriate state securities regulator. As used herein, "*Federal Cannabis Laws*" means any U.S. federal laws, civil, criminal or otherwise, as such relate, either directly or indirectly, to the cultivation, harvesting, production, distribution, sale and possession of cannabis, marijuana or related substances or products containing or relating to the same, including, without limitation, the prohibition on drug trafficking under 21 U.S.C. § 841(a), et seq., the conspiracy statute under 18 U.S.C. § 846, the bar against aiding and abetting the conduct of an offense under 18 U.S.C. § 2, the bar against misprision of a felony (concealing another's felonious conduct) under 18 U.S.C. § 4, the bar against being an accessory after the fact to criminal conduct under 18 U.S.C. § 3, and federal money laundering statutes under 18 U.S.C. §§ 1956, 1957, and 1960 and the regulations and rules promulgated under any of the foregoing. In furtherance, not limitation of the foregoing, Subscriber has read, agrees to and acknowledges the risk factors enumerated on Annex I hereto. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS SUBSCRIPTION AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY TO THIS SUBSCRIPTION AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (ii) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, AND (iii) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY.

11. Purchase Procedure. The Subscriber acknowledges that, in order to subscribe for Shares, he or she must, and he or she does hereby, deliver to the Corporation: (a) a fully completed and executed counterpart of the Signature Page attached to this Subscription Agreement; and (b) payment for the aggregate Purchase Price in the amount set forth on the Signature Page attached to this Agreement. Payment may be made by either check, wire, credit card or ACH deposits. The transactions contemplated hereby will be completed electronically through the software provided by Dealmaker.Tech.

12. Acknowledgement of Risks Factors. The Subscriber has carefully reviewed and thoroughly understands the risks associated with an investment in the Shares as described in the Offering Circular. The Subscriber acknowledges that this investment entails significant risks.

13. Consent to Electronic Delivery. The Subscriber hereby agrees that the Corporation may deliver all SEC reports, including offering circulars, exhibits, supplements, U.S., Canadian or other non-U.S. legends, notices, financial statements, valuations, reports, reviews, analyses or other materials, and any and all other documents, information and communications concerning the affairs of the Corporation and its investments, including, without limitation, information about the investment required or permitted to be provided to the Subscriber with respect to

the Shares, by means of e-mail or by posting on an electronic message board or by other means of electronic communication. The Subscriber hereby consents to receive from the Corporation electronically all documents, communications, notices, contracts, and agreements arising from or relating in any way to the Subscriber's or the Corporation's rights, obligations or services under this Agreement including materials or information made available to Subscriber in connection with this offering over the web-based platform maintained by Dealmaker.Tech (each a "**Disclosure**"). The decision to do business with the Corporation electronically is the Subscriber's decision. This Agreement informs the Subscriber of its rights concerning Disclosures.

14. Miscellaneous. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person or persons or entity or entities may require. Other than as set forth herein, this Subscription Agreement is not transferable or assignable by Subscriber. The representations, warranties and agreements contained herein shall be deemed to be made by and be binding upon Subscriber and its heirs, executors, administrators and successors and shall inure to the benefit of the Corporation and its successors and assigns. None of the provisions of this Subscription Agreement may be waived, changed or terminated orally or otherwise, except as specifically set forth herein or except by a writing signed by the Corporation and Subscriber. In the event any part of this Subscription Agreement is found to be void or unenforceable, the remaining provisions are intended to be separable and binding with the same effect as if the void or unenforceable part were never the subject of agreement. The invalidity, illegality or unenforceability of one or more of the provisions of this Subscription Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Subscription Agreement in such jurisdiction or the validity, legality or enforceability of this Subscription Agreement, including any such provision, in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law. This Subscription Agreement supersedes all prior discussions and agreements between the parties, if any, with respect to the subject matter hereof and contains the sole and entire agreement between the parties hereto with respect to the subject matter hereof. The terms and provisions of this Subscription Agreement are intended solely for the benefit of each party hereto and their respective successors and assigns, and it is not the intention of the parties to confer, and no provision hereof shall confer, third-party beneficiary rights upon any other person. The headings used in this Subscription Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

[Remainder of Page Intentionally Blank – Signatures Follow]

Kolaboration Ventures Corporation

SUBSCRIPTION AGREEMENT SIGNATURE PAGE

The undersigned, desiring to purchase Common Shares of Kolaboration Ventures Corporation by executing this signature page, hereby executes, adopts and agrees to all terms, conditions and representations of the Subscription Agreement.

(a) EITHER (i) The undersigned is an accredited investor (as that term is defined in Regulation D under the Securities Act because the undersigned meets the criteria set forth in the following paragraph(s) of Appendix A attached hereto: ☐

OR (ii) The amount set forth in paragraph (b) above (together with any previous investments in the Securities pursuant to this offering) does not exceed 10% of the greater of the undersigned's net worth or annual income for all investments in this offering. ☐

(b) The Securities being subscribed for will be owned by, and should be recorded on the Corporation's books as follows:

Full legal name of Subscriber (including middle name(s), for individuals):

(Name of Subscriber)

By:
(Authorized Signature)

(Official Capacity or Title, if the Subscriber is not an individual)

(Name of individual whose signature appears above if different than the name of the Subscriber printed above.)

(Subscriber's Residential Address, including Province/State and Postal/Zip Code)

Taxpayer Identification Number

(Telephone Number)

(Offline Investor)
(E-Mail Address)

Number of securities: **Common Shares**
Aggregate Subscription Price: **$0.00 USD**

TYPE OF OWNERSHIP:

If the Subscriber is individual:

☐ Individual

☐ Joint Tenant

☐ Tenants in Common

☐ Community Property

If the Subscriber is not an individual:

If interests are to be jointly held:

Name of the Joint Subscriber:

Social Security Number of the Joint Subscriber:

Check this box if the securities will be held in a custodial account: ☐

Type of account:

EIN of account:

Address of account provider:

ACCEPTANCE

The Corporation hereby accepts the subscription as set forth above on the terms and conditions contained in this Subscription Agreement.

Dated as of

Kolaboration Ventures Corporation

By:

Authorized Signing Officer

Annex I

CERTAIN RISK FACTORS

Kolaboration Ventures Corporation (together with its direct and indirect controlled affiliates and related parties through services contracts and other affiliate relationship, collectively, the "Corporation") operates in a new industry which is highly regulated, highly competitive and evolving rapidly. As such, new risks may emerge, and management may not be able to predict all such risks or be able to predict how such risks may result in actual results differing from the results contained in any forward-looking statements.

The Corporation's businesses incur ongoing costs and obligations related to regulatory compliance. Failure to comply with regulations may result in additional costs for corrective measures, penalties or in restrictions of operations. In addition, changes in regulations, more vigorous enforcement thereof or other unanticipated events could require extensive changes to operations, increased compliance costs or give rise to material liabilities, which could have a material adverse effect on the business, results of operations and financial condition of the Corporation and, therefore, on the Corporation's prospective returns. Further, the Corporation may be subject to a variety of claims and lawsuits. Adverse outcomes in some or all of these claims may result in significant monetary damages or injunctive relief that could adversely affect our ability to conduct our business. The litigation and other claims are subject to inherent uncertainties and management's view of these matters may change in the future. A material adverse impact on our financial statements also could occur for the period in which the effect of an unfavorable final outcome becomes probable and reasonably estimable.

The industry is subject to extensive controls and regulations, which may significantly affect the financial condition of market participants. The marketability of any product may be affected by numerous factors that are beyond the control of the Corporation and which cannot be predicted, such as changes to government regulations, including those relating to taxes and other government levies which may be imposed. Changes in government levies, including taxes, could reduce the Corporation's earnings and could make future capital investments or the Corporation's operations uneconomic. The industry is also subject to numerous legal challenges, which may significantly affect the financial condition of market participants and which cannot be reliably predicted.

Notwithstanding the permissive regulatory environment of cannabis at the state level, cannabis continues to be categorized as a Schedule 1 controlled substance under the United States Controlled Substances Act of 1970. As such, cannabis-related practices or activities, including without limitation, the cultivation, manufacture, importation, possession, use or distribution of cannabis, are illegal under United States federal law. Strict compliance with state laws with respect to cannabis will neither absolve the Corporation of liability under United States federal law, nor will it provide a defense to any federal proceeding which may be brought against the Corporation. Any such proceedings brought against the Corporation may adversely affect the Corporation's operations and financial performance.

Because of the conflicting views between state legislatures and the federal government of the United States regarding cannabis, investments in cannabis businesses in the United States are subject to inconsistent legislation, regulation, and enforcement. Unless and until the United States Congress amends the United States Controlled Substances Act with respect to cannabis or the Drug Enforcement Agency reschedules or de-schedules cannabis (and as to the timing or scope of any such potential amendments there can be no assurance), there is a risk that federal authorities may enforce current federal law, which would adversely affect the current and future operations and investments of the Corporation in the United States.

As a result of the tension between state and federal law, there are a number of risks associated with the Corporation's existing and future operations and investments in the United States.

On January 4, 2018, then-U.S. Attorney General Jeff Sessions formally rescinded the standing U.S. Department of Justice ("DOJ") federal policy guidance governing enforcement of marijuana laws, as set forth in a series of memos and guidance from 2009-2014, principally the memorandum authored in August 2013 by then Deputy Attorney General, James Cole (the "Cole Memorandum"). The Cole Memorandum generally directed U.S. Attorneys not to enforce the federal marijuana laws against actors who are compliant with state laws, provided enumerated enforcement priorities were not implicated.

The rescission of the Cole Memorandum and other Obama-era prosecutorial guidance did not create a change in federal law as the Cole Memorandum was never legally binding; however, the revocation removed the DOJ's guidance to U.S. Attorneys that state-regulated cannabis industries substantively in compliance with the Cole Memorandum's guidelines should not be a prosecutorial priority.

On January 21, 2021, Joseph R. Biden, Jr. was sworn in as President of the United States. President Biden's nomination for Attorney General, Merrick Garland, was confirmed by the United States Senate on March 10, 2021. It is not yet known whether the Department of Justice under President Biden and Attorney General Garland, will re-adopt the Cole Memorandum or announce a substantive cannabis enforcement policy. Attorney General Garland indicated at a confirmation hearing before the United States Senate that it did not seem to him to be a useful use of limited resources to pursue prosecutions in states that have legalized and that are regulating the use of cannabis, either medically or otherwise.

The federal government of the United States has always reserved the right to enforce federal law regarding the sale and disbursement of medical or recreational marijuana, even if state law sanctioned such sale and disbursement. Although the rescission of the above memorandums does not necessarily indicate that marijuana industry prosecutions are now affirmatively a priority for the DOJ, there can be no assurance that the federal government will not enforce such laws in the future.

Additionally, there can be no assurance that state laws legalizing and regulating the sale and use of cannabis will not be repealed or overturned, or that local governmental authorities will not limit the applicability of state laws within their respective jurisdictions. It is also important to note that local and city ordinances may strictly limit and/or restrict the distribution of cannabis in a manner that could make it extremely difficult or impossible to transact business in the cannabis industry.

If the federal government begins to enforce federal laws relating to cannabis in states where the sale and use of cannabis is currently legal, or if existing state laws are repealed or curtailed, the Corporation's businesses would be materially and adversely affected. Federal actions against any individual or entity engaged in the marijuana industry or a substantial repeal of marijuana related legislation could adversely affect the Corporation, its business and its investments.

The Corporation's operations in the cannabis industry are likely illegal under the applicable federal laws of the United States and other applicable law. There can be no assurances the federal government of the United States or other jurisdictions will not seek to enforce the applicable laws against the Corporation. The consequences of such enforcement would be materially adverse to the Corporation and the Corporation's business and could result in the forfeiture or seizure of all or substantially all of the Corporation's assets.

The concepts of "medical cannabis" and "retail cannabis" do not exist under United States federal law because the U.S. Controlled Substances Act classifies "marijuana" as a Schedule I drug. Under United States federal law, a Schedule I drug or substance has a high potential for abuse, no accepted medical use in the United States, and a lack of accepted safety for the use of the drug under medical supervision. As such, cannabis-related practices or activities, including without limitation, the manufacture, importation, possession, use or distribution of cannabis remain illegal under United States federal law.

Although the Corporation's activities are compliant with applicable United States state and local law, strict compliance with state and local laws with respect to cannabis may neither absolve the Corporation of liability under United States federal law, nor may it provide a defense to any federal proceeding which may be brought against the Corporation. Any such proceedings brought against the Corporation may adversely affect the Corporation's operations and financial performance.

Non-US citizen Subscribers in a state-compliance cannabis company in the United States may experience burdensome immigration scrutiny and non-compliance with US federal law may impose material risks on owners, managers, and employees without US citizenship.

Violations of any United States federal laws and regulations could result in significant fines, penalties, administrative sanctions, convictions or settlements arising from civil proceedings conducted by either the United States federal government or private citizens, or criminal charges, including, but not limited to, disgorgement of profits, cessation of business activities or divestiture.

This could have a material adverse effect on the Corporation, including reputations and ability to conduct business, their holding (directly or indirectly) of adult use cannabis licenses in the United States, the listing of their securities on various stock exchanges, their financial position, operating results, profitability or liquidity or the market price of any publicly traded shares.

In addition, it is difficult for the Corporation to estimate the time or resources that would be needed for the investigation of any such matters or its final resolution because, in part, the time and resources that may be needed are dependent on the nature and extent of any information requested by the applicable authorities involved, and such time or resources could be substantial.

There is still uncertainty surrounding the Biden Administration and any acting or future Attorney General and their influence and policies in opposition to the cannabis industry as a whole.

Many factors could cause the Corporation's actual results, performances and achievements to differ materially from those expressed or implied by the forward-looking statements and forward-looking information, including without limitation, the following factors:

- The activities of the Corporation are subject to evolving regulation that is subject to changes by governmental authorities in the U.S. and internationally;

- Third parties with which the Corporation does business, including banks and other financial intermediaries, may perceive that they are exposed to legal and reputational risk because of the Corporation's cannabis business activities;

- The Corporation's ability to distribute returns generated from operations and investments in the U.S. may be limited by anti-money laundering laws, capital requirements, and long-term tax efficiencies;

- Under Section 280E of the Internal Revenue Code, normal business expenses incurred in the business of selling marijuana and its derivatives are not deductible in calculating income tax liability. Therefore, certain of the Corporation's affiliates will be precluded from claiming certain deductions otherwise available to non-marijuana businesses. As a result, an otherwise profitable, business may in fact operate at a loss after taking into account its income tax expenses. There is no certainty that the Corporation will not be subject to 280E in the future, and accordingly, there is no certainty that the impact that 280E has on the Corporation's margins will ever be reduced;

- Federal prohibitions result in marijuana businesses being potentially restricted from accessing the U.S. federal banking system, and the Corporation may have difficulty depositing funds in federally insured and licensed banking institutions. This may lead to further related issues, such as the potential that a bank will freeze the Corporation's accounts and risks associated with uninsured deposit accounts. There is no certainty that Corporation will be able to maintain its existing accounts or obtain new accounts in the future; and

- The Corporation is subject to applicable anti-money laundering laws and regulations.

The Corporation is reliant on cultivation licenses to produce adult use cannabis products.

The Corporation is dependent upon its licenses for its ability to grow, store and sell adult use cannabis and other products derived therefrom in the jurisdictions where licensing is required and such licenses are subject to ongoing compliance, reporting requirements and renewal.

The Corporation's ability to grow, store and sell cannabis is dependent on its licenses. The licenses are subject to ongoing compliance, reporting requirements and renewal. Although the Corporation believes it will meet the requirements for future renewals of its licenses, there can be no guarantee that government bodies will renew any applicable license or, if renewed, that such licenses will be renewed on the same or similar terms or that regulatory authorities will not revoke any licenses.

Should the Corporation fail to comply with the requirements of an applicable license or should a regulatory authority not renew a license when required, or renew an applicable license on different terms or revoke a license, there would be a material adverse effect on the Corporation's business, financial condition and results of operations.

The Corporation is subject to changes in California, United States and international laws, regulations and guidelines which could adversely affect the Corporation's future business, financial condition and results of operations.

The Corporation's operations will be subject to various laws, regulations and guidelines relating to the manufacture, management, packaging/labelling, advertising, sale, transportation, storage and disposal of adult use cannabis but also including laws and regulations relating to drugs, controlled substances, health and safety, the conduct of operations and the protection of the environment.

Changes to such laws, regulations and guidelines due to matters beyond the control of the Corporation may cause material adverse effects business, financial condition and results of operations of the Corporation.

CANADIAN ACCREDITED INVESTOR CERTIFICATE

TO: Kolaboration Ventures Corporation (the "**Corporation**")

The Investor hereby represents, warrants and certifies to the Corporation that the undersigned is an "Accredited Investor" as defined in Section 1.1 of National Instrument 45-106. The Investor has indicated below the criteria which the Investor satisfies in order to qualify as an "Accredited Investor".

The Investor understands that the Corporation and its counsel are relying upon this information in determining to sell securities to the undersigned in a manner exempt from the prospectus and registration requirements of applicable securities laws.

The categories listed herein contain certain specifically defined terms. If you are unsure as to the meanings of those terms, or are unsure as to the applicability of any category below, please contact your legal advisor before completing this certificate.

In connection with the purchase by the undersigned Subscriber of the Purchased Common Shares, the Subscriber hereby represents, warrants, covenants and certifies to the Corporation (and acknowledges that the Corporation and its counsel are relying thereon) that:

a. the Subscriber is, and at the Closing Time, will be, an "accredited investor" within the meaning of NI 45-106 or Section 73.3 of the Securities Act (Ontario), as applicable, on the basis that the undersigned fits within one of the categories of an "accredited investor" reproduced below beside which the undersigned has indicated the undersigned belongs to such category;

b. the Subscriber was not created or is not used, solely to purchase or hold securities as an accredited investor as described in paragraph (m) below; and

c. upon execution of this Schedule B by the Subscriber, including, if applicable, Appendix 1 to this Schedule B, this Schedule B shall be incorporated into and form a part of the Subscription Agreement.

(PLEASE CHECK THE BOX OF THE APPLICABLE CATEGORY OF ACCREDITED INVESTOR)

☐ (a) a Canadian financial institution, or a Schedule III bank;

☐ (b) the Business Development Bank of Canada incorporated under the *Business Development Bank of Canada Act* (Canada);

☐ (c) a subsidiary of any Person referred to in paragraphs (a) or (b), if the Person owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary;

☐ (d) a Person registered under the securities legislation of a jurisdiction of Canada as an adviser or dealer, other than a Person registered solely as a limited market dealer under one or both of the *Securities Act* (Ontario) or the *Securities Act* (Newfoundland and Labrador);

☐ (e) an individual registered under the securities legislation of a jurisdiction of Canada as a representative of a Person referred to in paragraph (d);

☐ (e.1) an individual formerly registered under the securities legislation of a jurisdiction of Canada, other than an individual formerly registered solely as a representative of a limited market dealer under one or both of the *Securities Act* (Ontario) or the *Securities Act* (Newfoundland and Labrador);

☐ (f) the Government of Canada or a jurisdiction of Canada, or any crown corporation, agency or wholly owned entity of the Government of Canada or a jurisdiction of Canada;

☐ (g) a municipality, public board or commission in Canada and a metropolitan community, school board, the Comité de gestion de la taxe scolaire de l'île de Montréal or an intermunicipal management board in Québec;

☐ (h) any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government;

☐ (i) a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a pension commission or similar regulatory authority of a jurisdiction of Canada;

☐ (j) an individual who, either alone or with a spouse, beneficially owns financial assets having an aggregate realizable value that before taxes, but net of any related liabilities, exceeds CDN$1,000,000;

☐ (j.1) an individual who beneficially owns financial assets having an aggregate realizable value that, before taxes but net of any related liabilities, exceeds $5,000,000;

☐ (k) an individual whose net income before taxes exceeded CDN$200,000 in each of the two most recent calendar years or whose net income before taxes combined with that of a spouse exceeded CDN$300,000 in each of the two most recent calendar years and who, in either case, reasonably expects to exceed that net income level in the current calendar year;

☐ (l) an individual who, either alone or with a spouse, has net assets of at least CDN$5,000,000;

☐ (m) a Person, other than an individual or investment fund, that has net assets of at least CDN$5,000,000 as shown on its most recently prepared financial statements and that has not been created or used solely to purchase or hold securities as an accredited investor;

☐ (n) an investment fund that distributes or has distributed its securities only to (i) a Person that is or was an accredited investor at the time of the distribution, (ii) a Person that acquires or acquired securities in the circumstances referred to in sections 2.10 (*Minimum amount investment)* and 2.19 (*Additional investment in investment funds)* of NI 45-106, or (iii) a Person described in paragraph (i) or (ii) that acquires or acquired securities under section 2.18 (*Investment fund reinvestment)* of NI 45-106;

☐ (o) an investment fund that distributes or has distributed securities under a prospectus in a jurisdiction of Canada for which the regulator or, in Québec, the securities regulatory authority, has issued a receipt;

☐ (p) a trust company or trust corporation registered or authorized to carry on business under the *Trust and Loan Companies Act* (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a fully managed account managed by the trust company or trust corporation, as the case may be;

☐ (q) a Person acting on behalf of a fully managed account managed by that Person, if that Person (i) is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction, and (ii) in Ontario, is purchasing a security that is not a security of an investment fund;

☐ (r) a registered charity under the *Income Tax Act* (Canada) that, in regard to the trade, has obtained advice from an eligibility adviser or an adviser registered under the securities legislation of the jurisdiction of the registered charity to give advice on the securities being traded;

☐ (s) an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (a) to (d) or paragraph (i) in form and function;

☐ (t) a Person in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law to be owned by directors, are Persons that are accredited investors;

☐ (u) an investment fund that is advised by a Person registered as an adviser or a Person that is exempt from registration as an adviser;

☐ (v) a Person that is recognized or designated by the securities regulatory authority or, except in Ontario and Québec, the regulator as (i) an accredited investor, or (ii) an exempt purchaser in Alberta or Ontario; or

☐ (w) a trust established by an accredited investor for the benefit of the accredited investor's family members of which a majority of the trustees are accredited investors and all of the beneficiaries are the accredited investor's spouse, a former spouse of the accredited investor or a parent, grandparent, brother, sister, child or grandchild of that accredited investor, of that accredited investor's spouse or of that accredited investor's former spouse.

The statements made in this Form are true and accurate as of the date hereof.

DATED:

INVESTOR: (Print Full Name of Entity or Individual)

By:

(Signature)

Name:

(If signing on behalf of entity)

Title:

(If signing on behalf of entity)

Definitions for Accredited Investor Certificate

As used in the Accredited Investor Certificate, the following terms have the meanings set out below:

a. "**Canadian financial institution**" means (i) an association governed by the *Cooperative Credit Associations Act* (Canada) or a central cooperative credit society for which an order has been made under section 473(1) of that Act, or (ii) a bank, loan corporation, trust company, trust corporation, insurance company, treasury branch, credit union, caisse populaire, financial services cooperative, or league that, in each case, is authorized by an enactment of Canada or a jurisdiction of Canada to carry on business in Canada or a jurisdiction of Canada;
b. "**entity**" means a company, syndicate, partnership, trust or unincorporated organization;
c. "**financial assets**" means cash, securities, or any a contract of insurance, a deposit or an evidence of a deposit that is not a security for the purposes of securities legislation;
d. "**fully managed account**" means an account of a client for which a Person makes the investment decisions if that Person has full discretion to trade in securities for the account without requiring the client's express consent to a transaction;
e. "**investment fund**" means a mutual fund or a non-redeemable investment fund, and, for greater certainty in Ontario, includes an employee venture capital corporation that does not have a restricted constitution, and is registered under Part 2 of the *Employee Investment Act* (British Columbia), R.S.B.C. 1996 c. 112, and whose business objective is making multiple investments and a venture capital corporation registered under Part 1 of the *Small Business Venture Capital Act* (British Columbia), R.S.B.C. 1996 c. 429 whose business objective is making multiple investments;
f. "**mutual fund**" means an issuer whose primary purpose is to invest money provided by its security holders and whose securities entitle the holder to receive on demand, or within a specified period after demand, an amount computed by reference to the value of a proportionate interest in the whole or in part of the net assets, including a separate fund or trust account, of the issuer;
g. "**non-redeemable investment fund**" means an issuer,
    A. whose primary purpose is to invest money provided by its securityholders,
    B. that does not invest,
        i. for the purpose of exercising or seeking to exercise control of an issuer, other than an issuer that is a mutual fund or a non-redeemable investment fund, or
        ii. for the purpose of being actively involved in the management of any issuer in which it invests, other than an issuer that is a mutual fund or a non-redeemable investment fund, and
    C. that is not a mutual fund;
h. "**related liabilities**" means liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets and liabilities that are secured by financial assets;
i. "**Schedule III bank**" means an authorized foreign bank named in Schedule III of the Bank Act (Canada);
j. "**spouse**" means an individual who (i) is married to another individual and is not living separate and apart within the meaning of the Divorce Act (Canada), from the other individual, (ii) is living with another individual in a marriage-like relationship, including a marriage-like relationship between individuals of the same gender, or (iii) in Alberta, is an individual referred to in paragraph (i) or (ii), or is an adult interdependent partner within the meaning of the Adult Interdependent Relationships Act (Alberta); and
k. "**subsidiary**" means an issuer that is controlled directly or indirectly by another issuer and includes a subsidiary of that subsidiary.

In NI 45-106 a Person or company is an affiliate of another Person or company if one of them is a subsidiary of the other, or if each of them is controlled by the same Person.

In NI 45-106 a Person (first Person) is considered to control another Person (second Person) if (a) the first Person, directly or indirectly, beneficially owns or exercises control or direction over securities of the second Person carrying votes which, if exercised, would entitle the first Person to elect a majority of the directors of the second Person, unless that first Person holds the voting securities only to secure an obligation, (b) the second Person is a partnership, other than a limited partnership, and the first Person holds more than 50% of the interests of the partnership, or (c) the second Person is a limited partnership and the general partner of the limited partnership is the first Person.

RISK ACKNOWLEDGEMENT FORM (FORM 45-106F9)

Form for Individual Accredited Investors

WARNING! This investment is risky. Do not invest unless you can afford to lose all the money you pay for this investment .

Section 1 – TO BE COMPLETED BY THE ISSUER OR SELLING SECURITY HOLDER	
1. About your investment	
Type of Securities: Common Shares	Issuer: Kolaboration Ventures Corporation (the "Issuer")
Purchased from: The Issuer	
Sections 2 to 4 – TO BE COMPLETED BY THE PURCHASER	
2. Risk acknowledgement	
This investment is risky. Initial that you understand that:	**Your Initials**
Risk of loss – You could lose your entire investment of $	
Liquidity risk – You may not be able to sell your investment quickly – or at all.	
Lack of information – You may receive little or no information about your investment.	
Lack of advice – You will not receive advice from the salesperson about whether this investment is suitable for you unless the salesperson is registered. The salesperson is the person who meets with, or provides information to, you about making this investment. To check whether the salesperson is registered, go to www.aretheyregistered.ca.	
3. Accredited investor status	
You must meet at least one of the following criteria to be able to make this investment. Initial the statement that applies to you. (You may initial more than one statement.) The person identified in section 6 is responsible for ensuring that you meet the definition of accredited investor. That person, or the salesperson identified in section 5, can help you if you have questions about whether you meet these criteria.	**Your Initials**
· Your net income before taxes was more than $200,000 in each of the 2 most recent calendar years, and you expect it to be more than $200,000 in the current calendar year. (You can find your net income before taxes on your personal income tax return.)	
· Your net income before taxes combined with your spouse's was more than $300,000 in each of the 2 most recent calendar years, and you expect your combined net income before taxes to be more than $300,000 in the current calendar year.	
· Either alone or with your spouse, you own more than $1 million in cash and securities, after subtracting any debt related to the cash and securities.	
· Either alone or with your spouse, you have net assets worth more than $5 million. (Your net assets are your total assets (including real estate) minus your total debt.)	

4. Your name and signature	
By signing this form, you confirm that you have read this form and you understand the risks of making this investment as identified in this form.	
First and Last Name (please print):	
Signature:	
Date:	
Section 5 – TO BE COMPLETED BY THE SALESPERSON	
5. Salesperson information	
[*Instruction: The salesperson is the person who meets with, or provides information to, the purchaser with respect to making this investment. That could include a representative of the issuer or selling security holder, a registrant or a person who is exempt from the registration requirement*.]	
First and Last Name of Salesperson (please print):	
Telephone:	Email:
Name of Firm (if registered):	
Section 6 – TO BE COMPLETED BY THE ISSUER OR SELLING SECURITY HOLDER	
6. For more information about this investment	
For more information about this investment / the Issuer: Company Name: **Kolaboration Ventures Corporation** Contact: Email: Telephone: **For more information about prospectus exemptions, contact your local securities regulator. You can find contact information at www.securities-administrators.ca.**	

Annex II

U.S. ACCREDITED INVESTOR CERTIFICATE

The Investor hereby represents and warrants that that the Investor is an Accredited Investor, as defined by Rule 501 of Regulation D under the Securities Act of 1933, and Investor meets at least one (1) of the following criteria (initial all that apply) or that Investor is an unaccredited investor and meets none of the following criteria (initial as applicable):

☐ The Investor is a natural person (individual) whose own net worth, taken together with the net worth of the Investor's spouse or spousal equivalent, exceeds US$1,000,000, excluding equity in the Investor's principal residence unless the net effect of his or her mortgage results in negative equity, the Investor should include any negative effects in calculating his or her net worth.

☐ The Investor is a natural person (individual) who had an individual income in excess of US$200,000 (or joint income with the Investor spouse or spousal equivalent in excess of US$300,000) in each of the two previous years and who reasonably expects a gross income of the same this year.

☐ The Investor is an entity as to which all the equity owners are Accredited Investors. If this paragraph is initialed, the Investor represents and warrants that the Investor has verified all such equity owners' status as an Accredited Investor.

☐ The Investor is either (i) a corporation, (ii) an organization described in Section 501(c)(3) of the Internal Revenue Code, (iii) a trust, or (iv) a partnership, in each case not formed for the specific purpose of acquiring the securities offered, and in each case with total assets in excess of US$5,000,000.

☐ The Investor is not an Accredited Investor and does not meet any of the above criteria.

DATED:

INVESTOR: (Print Full Name of Entity or Individual)

By:

(Signature)

Name:

(If signing on behalf of entity)

Title:

(If signing on behalf of entity)

INTERNATIONAL INVESTOR CERTIFICATE

FOR SUBSCRIBERS RESIDENT OUTSIDE OF CANADA AND THE UNITED STATES

TO: Kolaboration Ventures Corporation (the "**Corporation**")

The undersigned (the **"Subscriber"**) represents covenants and certifies to the Corporation that:

i. the Subscriber (and if the Subscriber is acting as agent for a disclosed principal, such disclosed principal) is not resident in Canada or the United States or subject to applicable securities laws of Canada or the United States;

ii. the issuance of the securities in the capital of the Corporation under this agreement (the "**Securities**") by the Corporation to the Subscriber (or its disclosed principal, if any) may be effected by the Corporation without the necessity of the filing of any document with or obtaining any approval from or effecting any registration with any governmental entity or similar regulatory authority having jurisdiction over the Subscriber (or its disclosed principal, if any);

iii. the Subscriber is knowledgeable of, or has been independently advised as to, the applicable securities laws of the jurisdiction which would apply to this subscription, if there are any;

iv. the issuance of the Securities to the Subscriber (and if the Subscriber is acting as agent for a disclosed principal, such disclosed principal) complies with the requirements of all applicable laws in the jurisdiction of its residence;

v. the applicable securities laws do not require the Corporation to register the Securities, file a prospectus or similar document, or make any filings or disclosures or seek any approvals of any kind whatsoever from any regulatory authority of any kind whatsoever in the international jurisdiction;

vi. the purchase of the Securities by the Subscriber, and (if applicable) each disclosed beneficial subscriber, does not require the Corporation to become subject to regulation in the Subscriber's or disclosed beneficial subscriber's jurisdiction, nor does it require the Corporation to attorn to the jurisdiction of any governmental authority or regulator in such jurisdiction or require any translation of documents by the Corporation;

vii. the Subscriber will not sell, transfer or dispose of the Securities except in accordance with all applicable laws, including applicable securities laws of Canada and the United States, and the Subscriber acknowledges that the Corporation shall have no obligation to register any such purported sale, transfer or disposition which violates applicable Canadian or United States securities laws; and

viii. the Subscriber will provide such evidence of compliance with all such matters as the Corporation or its counsel may request.

The Subscriber acknowledges that the Corporation is relying on this certificate to determine the Subscriber's suitability as a purchaser of securities of the Corporation. The Subscriber agrees that the representations, covenants and certifications contained to this certificate shall survive any issuance of Securities and warrants of the Corporation to the Subscriber.

The statements made in this Form are true and accurate as of the date hereof.

DATED:

INVESTOR: (Print Full Name of Entity or Individual)

By:

(Signature)

Name:

(If signing on behalf of entity)

Title:

(If signing on behalf of entity)

AML Certificate

By executing this document, the client certifies the following:

If an Entity:
1. I am the of the Entity, and as such have knowledge of the matters certified to herein;

2. the Entity has not taken any steps to terminate its existence, to amalgamate, to continue into any other jurisdiction or to change its existence in any way and no proceedings have been commenced or threatened, or actions taken, or resolutions passed that could result in the Entity ceasing to exist;

3. the Entity is not insolvent and no acts or proceedings have been taken by or against the Entity or are pending in connection with the Entity, and the Entity is not in the course of, and has not received any notice or other communications, in each case, in respect of, any amalgamation, dissolution, liquidation, insolvency, bankruptcy or reorganization involving the Entity, or for the appointment of a receiver, administrator, administrative receiver, trustee or similar officer with respect to all or any of its assets or revenues or of any proceedings to cancel its certificate of incorporation or similar constating document or to otherwise terminate its existence or of any situation which, unless remedied, would result in such cancellation or termination;

4. the Entity has not failed to file such returns, pay such taxes, or take such steps as may constitute grounds for the cancellation or forfeiture of its certificate of incorporation or similar constating document;

5. **if required, the documents uploaded to the DealMaker portal** are true certified copies of the deed of trust, articles of incorporation or organization, bylaws and other constating documents of the Entity including copies of corporate resolutions or by-laws relating to the power to bind the Entity;

6. The Client is the following type of Entity:

7. The names and personal addresses as applicable for the entity in **Appendix 1** are accurate.

All subscribers:

Dealmaker Account number: (Offline Investor)

If I elect to submit my investment funds by an electronic payment option offered by DealMaker, I hereby agree to be bound by DealMaker's Electronic Payment Terms and Conditions (the “Electronic Payment Terms”). I acknowledge that the Electronic Payment Terms are subject to change from time to time without notice.
Notwithstanding anything to the contrary, an electronic payment made hereunder will constitute unconditional acceptance of the Electronic Payment Terms, and by use of the credit card or ACH/EFT payment option hereunder, I: (1) authorize the automatic processing of a charge to my credit card account or debit my bank account for any and all balances due and payable under this agreement; (2) acknowledge that there may be fees payable for processing my payment; (3) acknowledge and agree that I will not initiate a chargeback or reversal of funds on account of any issues that arise pursuant to this investment and I may be liable for any and all damages that could ensue as a result of any such chargebacks or reversals initiated by myself.

DATED:

INVESTOR:

(Print Full Name of Investor)

By:

(Signature)

Name of Signing Officer (if Entity):

Title of Signing Officer (if Entity):

Appendix 1 - Subscriber Information

<u>For the Subscriber and Joint Holder (if applicable)</u>

Name	Address	Date of Birth (if an Individual)	Taxpayer Identification Number

<u>For a Corporation or entity other than a Trust</u> (Insert names and addresses below or attach a list)

1. One Current control person of the Organization:

Name	Address	Date of Birth	Taxpayer Identification Number

2. Unless the entity is an Estate or Sole Proprietorship, list the Beneficial owners of, or those exercising direct or indirect control or direction over, more than 25% of the voting rights attached to the outstanding voting securities or the Organization:

Name	Address	Date of Birth	Taxpayer Identification Number

<u>For a Trust</u> (Insert names and addresses or attach a list)

1. Current trustees of the Organization:

Name	Address	Date of Birth	Taxpayer Identification Number